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EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the previously filed Registration Statements on Form S-8 (File no. 333-17415, 333-17387, 33-48130, 33-48132, 33-48134, 33-59202, 33-70626 and 33-86836) of PolyMedica Corporation
of our report dated May 6, 1998 on our audits of the consolidated financial statements of PolyMedica Corporation as of March 31, 1998 and 1997, and for each of the three years in the period ended March 31, 1998, which report is included in the Company's 1998 Annual Report on Form 10-K.

                                      /s/ Coopers & Lybrand L.L.P.
                                          Coopers & Lybrand L.L.P.

Boston, Massachusetts
June 26, 1998



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